Exhibit 10.3

POOLING AND CUMULATION AGREEMENT

THIS POOLING AND CUMULATION AGREEMENT (“Agreement”) is made as of                     , 2003 (the “Closing Date”) by and among KPA LEASECO, INC., a Virginia corporation (“TRS I”), KPA LEASECO II, INC., a Virginia corporation (“TRS II”), KPA LEASECO III, INC., a Virginia corporation (“TRS III”), KPA LEASECO IV, INC., a Virginia corporation (“TRS IV”), KPA LEASECO V, INC., a Virginia corporation (“TRS V” and together with TRS I, TRS II, TRS III and TRS IV, collectively the “TRS Entities”) and INNKEEPERS HOSPITALITY MANAGEMENT, INC., a Florida corporation (“IH”).

I. Recitals

A. Innkeepers USA Trust, a Maryland real estate investment trust (the “REIT”), indirectly through its subsidiaries, owns a fee or leasehold interest in each hotel property identified on Exhibit A attached hereto and incorporated herein by reference (individually, a “Subject Hotel” and collectively, the “Subject Hotels”).

B. The TRS Entities have entered into (or will enter into) separate management agreements with IH, identified on Exhibit B attached hereto and incorporated herein by reference, with respect to the Subject Hotels (individually a “Management Agreement” and collectively, the “Pooled Agreements”) (the Subject Hotels which are subject to the Pooled Agreements are collectively referred to hereinafter as the “Pooled Hotels”).

C. IH and the TRS Entities have agreed that for the limited purposes of calculating certain fees and exercising certain other rights under the Pooled Agreements, such fees and rights should be considered in the aggregate rather than on a Hotel-by-Hotel basis.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IH and the TRS Entities each agree as follows:

II. Interpretation

A. Definitions. Any capitalized term used in this Agreement which is not defined in this Agreement shall have the meaning given such term in the Management Agreement pertaining to the applicable Subject Hotel.

B. Miscellaneous Interpretive Provisions. This Agreement shall be governed by the Documentary Conventions which are attached hereto as Exhibit C.

III. Pooling of Subject Hotels

A. Determination of Fees. During the Initial Term or any Extension Term of the Pooled Agreements, for purposes of determining the Incentive Management Fee (“Incentive Fees”) payable to IH for each interim and final period for which such Incentive Fees are calculated under the Pooled Agreements, the following shall apply:

1. Available Cash Flow shall be aggregated for all Pooled Hotels, and the formulae for determining the Incentive Fees shall be applied to the amounts so aggregated;

2. To the extent the Incentive Fees calculated pursuant to Section III.A.1. are less than the aggregate total of the Incentive Fees as calculated separately for each Pooled Hotel under the individual Management Agreement, then the Incentive Fees payable separately by each Pooled Hotel under the applicable Pooled Agreements shall be reduced proportionately (according to the amount of the positive Incentive Fees payable without reference to this Section III.A.); and

3. Rent Shortfalls; Payment of Incentive Fees.

a. For purposes of this Agreement, a “Base Rent Shortfall” with respect to a Fiscal Year shall (i) occur only in the event that aggregate Rent paid with respect to such Fiscal Year during the Term for all Pooled Hotels is less than aggregate Base Rent (as defined in the Percentage Leases) due for all Pooled Hotels with respect to such Fiscal Year, (ii) in the event of such occurrence, be equal to the difference between (1) aggregate Base Rent due with respect to such Fiscal Year during the Term for all Pooled Hotels and (2) aggregate Rent actually paid by the TRS Entities for all Pooled Hotels with respect to such Fiscal Year and (iii) be added to the aggregate Lessee’s Priority then in existence.

b. For purposes of this Agreement, a “Percentage Rent Shortfall” with respect to a Fiscal Year shall (i) occur only in the event that aggregate Rent paid for all Pooled Hotels with respect to such Fiscal Year during the ten (10) year period commencing on the date hereof is greater than aggregate Base Rent due for all Pooled Hotels with respect to such Fiscal Year, but is less than the aggregate total Rent due for all Pooled Hotels with respect to such Fiscal Year, (ii) in the event of such occurrence, be equal to the difference between (1) aggregate Rent due with respect to such Fiscal Year for all Pooled Hotels and (2) aggregate Rent actually paid by the TRS Entities for all Pooled Hotels with respect to such Fiscal Year and (iii) be added to the aggregate Lessee’s Priority then in existence.

c. Any amounts borrowed, contributed or paid by the REIT or one of its Affiliates, and any interest thereon, to remedy, or prevent the occurrence of, either a Base Rent Shortfall or a Percentage Rent Shortfall shall be added to the aggregate Lessee’s Priority then in existence.

d. Notwithstanding anything contained herein to the contrary, in no event shall any Incentive Fees be paid to IH under the Pooled Agreements unless and until aggregate Lessee’s Priority, including any Base Rent Shortfall and any Percentage Rent Shortfall, for all the Pooled Hotels is paid.

B. Additional Management Contracts. IH agrees and acknowledges that (i) the REIT or one of its Affiliates have or may from time to time acquire ownership or leasehold interests in additional hotels other than the Pooled Hotels as of the date hereof (each, an “Additional Hotel”), (ii) the REIT or one of its Affiliates may offer (or has offered since August 4, 2003) to IH to enter into a management contract for the Additional Hotel (an

“Additional Management Contract”), on such terms as the REIT or one of its Affiliates shall determine in its sole discretion, by a written notice setting forth the material terms of such Additional Management Contract (an “Offer Notice”), whereupon IH shall have thirty (30) days following the date of the Offer Notice to accept such offer, and (iii) the REIT and any of its Affiliates is not, and shall not be, under any obligation to so acquire interests in Additional Hotels or to offer to enter into Additional Management Contracts with IH. For each Additional Management Contract entered into with IH, the “Additional Contract Value” shall equal the Fair Market Value thereof as determined in accordance with Section 4.01.F of the Pooled Agreements. For each Additional Management Contract offered to IH by the REIT or one of its Affiliates and not accepted by IH within thirty (30) days of the Offer Notice, the “Additional Contract Value” shall equal the Fair Market Value thereof as determined in accordance with Section 4.01.F of the Pooled Agreements; provided, however, an Additional Management Contract not so accepted by IH within such thirty (30) day period but later entered into by IH and the REIT or one of its Affiliates on further negotiated terms and conditions shall be treated only as an Additional Management Contract entered into with IH. Notwithstanding the foregoing, the hotels listed on Exhibit D attached hereto shall be included as Additional Hotels to the extent such hotels are offered for management, or become managed by, IH.

C. Credits. If as of any time there has been an outstanding Net IH Credit (as defined herein) for a period of 365 consecutive days, the TRS Entities shall notify IH of such fact and indicate the TRS Entities’ computation of the extent to which the Net IH Credit has been so outstanding and the TRS Entity or Entities to which the Net IH Credit relates shall pay to IH, in cash, the amount of such Net IH Credit outstanding for more than 365 days, such payment to be paid within thirty (30) days after IH’s delivery to the TRS Entities of a written statement acknowledging the accuracy of the TRS Entities’ computation of the amount so payable. Notwithstanding anything to the contrary set forth in the Pooled Agreements, within thirty (30) days of the earlier of (a) the last day of any Extension Term under any of the Pooled Agreements or (b) the date of a Change of Control Event of Innkeepers (the earlier of such dates, being the “Settlement Date”), the TRS Entities shall deliver a written statement to IH setting forth the calculation of the TRS Credits (as defined herein), the IH Credits (as defined herein) and any Net IH Credit, in each case as of such Settlement Date. If there shall be a Net IH Credit as of such Settlement Date, the TRS Entity or Entities to which the Net IH Credit relates shall pay the amount of such Net IH Credit to IH, in cash, within thirty (30) days after IH’s delivery to the TRS Entities of a statement acknowledging the accuracy of the TRS Entities’ computation of such Net IH Credit. As a condition precedent to the payment and receipt of the Net IH Credit, IH and its Affiliates shall execute such documents and instruments, and shall take such further actions, as the TRS Entities, the Owners, their Affiliates or the acquiror may reasonably request, including, without limitation, stockholder undertakings. For purposes of this Agreement, the “TRS Credits” shall equal as of a particular date of determination the sum of (i) the aggregate value of the Additional Contract Values for all Additional Hotels as determined pursuant to Section III.B hereof and (ii) any aggregate unused credits provided by IH to any of the TRS Entities pursuant to Section 3.02 or 12.02 of the Pooled Agreements, in each case as of such date of determination. For purposes of this Agreement, the “IH Credits” shall equal as of a particular date of determination the sum of (1) the aggregate amount of the Early Termination Fees for all hotels which have been removed as a Pooled Hotel pursuant to Section 4.01.A of the Pooled Agreements and (2) any aggregate “compensation” payable to IH pursuant to Section 15.02.D of the Pooled Agreements less (3) any aggregate amounts previously paid by the TRS Entities to IH pursuant to the first sentence of this Section III.C, in each case as of such date of determination. For purposes of this Agreement, “Net IH Credit” as of a particular date of determination shall equal the excess, if any, of (A) the IH Credits over (B) the TRS Credits, in each case as of such date of determination.

D. Working Capital. The TRS Entities shall maintain a balance in the Operating Account in an aggregate amount equal to $100,000 for all of the Pooled Hotels which shall be used by IH as working capital for the benefit of all of the Pooled Hotels.

E. Reporting Requirements.

a. Period Accounting. Within twenty (20) days after the close of each Accounting Period, IH shall submit paper and electronic copies of an accounting to the TRS Entities, in form satisfactory to the TRS Entities, showing IH’s computation of Gross Revenues, Deductions, Operating Profit, Lessee’s Priority, Available Cash Flow and distributions for such Accounting Period and for the Fiscal Year to date on an aggregate basis for all of the Pooled Hotels.

b. Annual Accounting. Within twenty (20) days after the close of each Fiscal Year, IH shall submit an aggregate accounting for all the Pooled Hotels, as more fully described below in Section III.E (c) for such Fiscal Year to the TRS Entities, which accounting shall be controlling over the interim accountings.

c. Annual Operating Statement. Within twenty (20) days following the close of each Fiscal Year, IH shall furnish to the TRS Entities (a) paper and electronic copies of an Annual Operating Statement, balance sheet, related statement of profit and loss and a statement of cash flows on an aggregate basis for all the Pooled Hotels, having annexed thereto a computation in reasonable detail of each component of the aggregate Management Fees for such Fiscal Year for all of the Pooled Hotels, (b) a certificate signed by IH’s chairman, its chief executive officer and its chief accounting officer, certifying that the Annual Operating Statement and such other financial statements are true and correct to the best of the knowledge and belief of each such officer, and certifying as to such other matters as reasonably requested by the TRS Entities to comply with its Affiliates’ securities laws reporting requirements and, (c) if required by a Mortgagee, an opinion thereon (to be delivered within the time required by Mortgagee, rendered by a firm of independent certified public accountants of recognized standing in the hotel industry as may be approved by the TRS Entities and IH). In the event there is a dispute with respect to any component of the Annual Operating Statement with respect to a particular Pooled Hotel, such dispute shall be resolved in accordance with the provisions of the applicable Management Agreement. Upon resolution of such dispute, the Annual Operating Statement shall be revised accordingly.Within twenty (20) days following the close of each month and quarter of each Fiscal Year, Manager shall furnish to Lessee statements on an aggregate basis similar to those statements required to be delivered on an annual basis pursuant to this Section III.E.

F. Dispute Resolution. Section 19.13 of the Pooled Agreements is hereby expressly adopted and incorporated into this Agreement.

G. No Other Pooling. Except as set forth in Sections III.A through III.F. hereof or as may otherwise be contemplated by the Management Agreements, each Management Agreement shall be separate and distinct, and the respective rights, obligations and liabilities of each of the TRS Entities and IH thereunder shall not be affected by this Agreement. The TRS Entities and IH intend that this Agreement shall apply to the Pooled Agreements as between the

TRS Entities and IH only, and shall not modify, amend, or in any manner affect the terms of the Pooled Agreements. The Pooled Agreements, and all rights, powers, privileges, obligations and liabilities of the parties thereunder, shall continue in full force and effect notwithstanding this Agreement.

IV. Transfers of Ownership

A. If there occurs any Sale of any individual Pooled Hotel (other than a Sale to an Affiliate of the REIT), or if the Management Agreement for any Pooled Hotel shall expire or otherwise terminate, then (i) this Agreement shall terminate as to such Pooled Hotel, effective as of the date of such Sale of the Pooled Hotel or expiration or termination, and (ii) the other Pooled Hotels shall thereafter continue to be subject to this Agreement. For purposes of this Section IV.A., the Sale of a Pooled Hotel shall include the expiration of any ground lease affecting any Pooled Hotel except to the extent that the REIT or one of its Affiliates is the purchaser of the fee interest underlying such ground lease.

B. If IH shall assign its interest in any Management Agreement, then IH shall cause the assignee thereof to be bound by the obligations of IH under this Agreement to the extent such interest in the Management Agreement is assigned, and IH shall cause such assignee to execute and deliver to the applicable TRS Entity an instrument in a form reasonably acceptable to the applicable TRS Entity confirming that it shall be so bound.

V. Miscellaneous

A. Jurisdiction. Any suit, action or proceeding under or in connection with this Agreement shall be brought in any federal or state court of competent jurisdiction located in the State of Florida. By execution of this Agreement, each party consents to the exclusive jurisdiction of such courts, and waives any right to challenge the jurisdiction of such courts or the appropriateness of venue in such courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

B. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be hand-delivered, delivered by a nationally recognized overnight courier, mailed by certified or registered mail, postage prepaid, return receipt requested, or facsimile with confirmation of receipt, to the addresses set forth below, or to such other addresses of which either party shall notify the other party in accordance with this Section V.B. and shall be deemed given as of the time of such mailing or delivery, as applicable:

If to the TRS Entities:	Innkeepers USA Trust 306 Royal Poinciana Way Palm Beach, Florida 33480 Attention: Mark A. Murphy Facsimile: (561) 832-2332

with a copy to:	Greenberg Traurig 77 W. Wacker Drive, Suite 2500

Chicago, Illinois 60601 Attention: Peter H. Lieberman and Todd A. Mazur Facsimile: (312) 456-8435

If to IH:	Innkeepers Hospitality Management, Inc. 302 Royal Poinciana Way Palm Beach, Florida 33480 Attention: Jeffrey H. Fisher Facsimile: (561) 835-1800

with a copy to:

All notices which are required to be given under the Pooled Agreements shall be given in the manner provided therein.

[signature page follows]

IN WITNESS WHEREOF, each of the TRS Entities and IH has executed this Agreement under seal as of the Closing Date.

KPA LEASECO, INC., a Virginia corporation

By:
Name:
Title:

KPA LEASECO II, INC., a Virginia corporation

By:
Name:
Title:

KPA LEASECO III, INC., a Virginia corporation

By:
Name:
Title:

KPA LEASECO IV, INC., a Virginia corporation

By:
Name:
Title:

KPA LEASECO V, INC., a Virginia corporation

By:
Name:
Title:

INNKEEPERS HOSPITALITY MANAGEMENT, INC., a Florida corporation

By:
Name:
Title: